Exhibit 4.16

FORM OF GENERAL SECURITY AGREEMENT

This General Security Agreement is made as of January 25, 2024.

TO:	Name:
Address:
Attention:
E-mail:

RECITALS:

A.            Psyence Biomed II Corp. and Psyence Biomedical Ltd (each a “Debtor” and collectively, the “Debtors”) are, or may become, indebted or liable to [ ] (the “Creditor”) pursuant to or in connection with the terms of a securities purchase agreement dated as of January 15, 2023 between the Debtors and the Creditors (as amended, supplemented, restated or replaced from time to time, the “SPA”) or otherwise.

B.            To secure the payment and performance of its Secured Liabilities, each Debtor has agreed to grant to the Creditor the Security Interests with respect to its Collateral in accordance with the terms of this Agreement.

For good and valuable consideration, the receipt and adequacy of which are acknowledged by each Debtor, each Debtor severally (and not jointly or jointly and severally) agrees with and in favour of the Creditor as follows:

1.            Definitions. In this Agreement capitalized terms used but not otherwise defined in this Agreement shall have the meanings given to them in the SPA, and the following terms have the following meanings:

“Accessions”, “Account”, “Chattel Paper”, “Certificated Security”, “Consumer Goods”, “Document of Title”, “Electronic Chattel Paper”, “Equipment”, “Futures Account”, “Futures Contract”, “Futures Intermediary”, “Goods”, “Instrument”, “Intangible”, “Inventory”, “Investment Property”, “Money”, “Proceeds”, “Securities Account”, “Securities Intermediary”, “Security”, “Security Certificate”, “Security Entitlement”, “Tangible Chattel Paper” and “Uncertificated Security” have the respective defined meanings given to the uncapitalized forms thereof in the PPSA. 1

“Agreement” means this agreement, including the Exhibits and recitals to this agreement, the Supplements and the Schedules, as it or they may be amended, supplemented, restated or replaced from time to time, and the expressions “hereof”, “herein”, “hereto”, “hereunder”, “hereby” and similar expressions refer to this Agreement and not to any particular section or other portion of this Agreement.

“Books and Records” means, with respect to any Debtor, all books, records, files, papers, disks, documents and other repositories of data recording in any form or medium, evidencing or relating to the Personal Property of such Debtor which are at any time owned by such Debtor or to which such Debtor (or any Person on such Debtor’s behalf) has access.

“Collateral” means, with respect to any Debtor, all of the present and future:

(a)            undertaking;

(b)	Personal Property (including any Personal Property that may be described in any Schedule to this Agreement or any schedules, documents or listings that such Debtor may from time to time provide to the Creditor in connection with this Agreement); and

(c)	real property (including any real property that may be described in any Schedule to this Agreement or any schedules, documents or listings that such Debtor may from time to time provide to the Creditor in connection with this Agreement and including all fixtures, improvements, buildings and other structures placed, installed or erected from time to time on any such real property), of such Debtor, including Books and Records, Contracts, Intellectual Property Rights and Permits, and including all such property in which such Debtor now or in the future has any right, title or interest whatsoever, whether owned, leased, licensed, possessed or otherwise held by such Debtor, and all Proceeds of any of the foregoing, wherever located. For the avoidance of doubt and notwithstanding anything else herein, “Collateral” shall not include any Excluded Property.

“Contracts” means, with respect to any Debtor, all contracts and agreements to which such Debtor is at any time a party or pursuant to which such Debtor has at any time acquired rights, and includes (i) all rights of such Debtor to receive money due and to become due to it in connection with a contract or agreement, (ii) all rights of such Debtor to damages arising out of, or for breach or default with respect to, a contract or agreement, and (iii) all rights of such Debtor to perform and exercise all remedies in connection with a contract or agreement.

“SPA” has the meaning set out in the recitals hereto.

“Creditor” has the meaning set out in the recitals hereto.

“Debtors” means the Persons delivering a signature page to this Agreement and any other Person which hereafter delivers a Supplement, and “Debtor” means any one of them.

“Equity Securities” means, in respect of any Person, any and all shares, interests, participations, rights in, or other equivalents (however designated and whether voting or non-voting) of, such Person’s capital, whether outstanding on the date hereof or issued after the date hereof, including any interest in a partnership, limited partnership or other similar Person and any beneficial interest in a trust but excluding any debt securities convertible into any of the foregoing.

“Excluded Property” means any of the following:

(a)	Consumer Goods;

(b)	the last day of the term of any lease or agreement for lease of real property; and

(c)	Restricted Property.

“Exhibits” means the exhibits to this Agreement.

“Guarantee” means the New York law guarantee dated as of the date hereof from Psyence Biomed II Corp. in favour of the Creditor.

“Intellectual Property Rights” means, with respect to any Debtor, all industrial and intellectual property rights of such Debtor or in which such Debtor has any right, title or interest, including copyrights, patents, inventions (whether or not patented), trade-marks, get-up and trade dress, industrial designs, integrated circuit topographies, plant breeders’ rights, know how and trade secrets, registrations and applications for registration for any such industrial and intellectual property rights, and all Contracts related to any such industrial and intellectual property rights.

“Issuer” has the meaning given to that term in the STA.

“Loan Documents” means the SPA, the Note and the Guarantee.

“Note” means the senior secured convertible note issued by Psyence Biomedical Ltd. to the Creditor pursuant to the SPA.

“Organizational Documents” means, with respect to any Person, such Person’s articles or other charter documents, by-laws, unanimous shareholder agreement, shareholder agreement, shareholder declaration, partnership agreement or trust agreement, as applicable, and any and all other similar agreements, documents and instruments relative to such Person.

“Permits” means, with respect to any Debtor, all permits, licences, waivers, exemptions, consents, certificates, authorizations, approvals, franchises, rights-of-way, easements and entitlements that such Debtor has, requires or is required to have, to own, possess or operate any of its property or to operate and carry on any part of its business.

“Personal Property” means personal property and includes Accounts, Chattel Paper, Documents of Title, Equipment, Goods, Instruments, Intangibles, Inventory, Investment Property and Money.

“Pledged Certificated Securities” means, with respect to any Debtor, any and all Collateral of such Debtor that is a Certificated Security.

“Pledged Equity Securities” means, with respect to any Debtor, any and all Collateral of such Debtor that are Equity Securities.

“Pledged Futures Accounts” means, with respect to any Debtor, any and all Collateral of such Debtor that is a Futures Account.

“Pledged Futures Contracts” means, with respect to any Debtor, any and all Collateral of such Debtor that is a Futures Contract.

“Pledged Futures Intermediary” means, at any time, any Person which is at such time a Futures Intermediary at which a Pledged Futures Account is maintained.

“Pledged Futures Intermediary’s Jurisdiction” means, with respect to any Pledged Futures Intermediary, its jurisdiction as determined under section 7.1(4) of the PPSA.

“Pledged Issuer” means, with respect to any Debtor at any time, any Person which is an Issuer of, or with respect to, any Pledged Equity Securities of such Debtor at such time.

“Pledged Issuer’s Jurisdiction” means, with respect to any Pledged Issuer, its jurisdiction as determined under section 44 of the STA.

“Pledged Securities” means, with respect to any Debtor, any and all Collateral of such Debtor that is a Security.

“Pledged Securities Accounts” means, with respect to any Debtor, any and all Collateral of such Debtor that is a Securities Account.

“Pledged Securities Intermediary” means, at any time, any Person which is at such time a Securities Intermediary at which a Pledged Securities Account is maintained.

“Pledged Securities Intermediary’s Jurisdiction” means, with respect to any Securities Pledged Securities Intermediary, its jurisdiction as determined under section 45(2) of the STA.

“Pledged Security Certificates” means, with respect to any Debtor, any and all Security Certificates of such Debtor representing the Pledged Certificated Securities.

“Pledged Security Entitlements” means, with respect to any Debtor, any and all Collateral of such Debtor that is a Security Entitlement.

“Pledged Uncertificated Securities” means, with respect to any Debtor, any and all Collateral of such Debtor that is an Uncertificated Security.

“PPSA” means the Personal Property Security Act of the Province referred to in the “Governing Law” section of this Agreement, as such legislation may be amended, renamed or replaced from time to time, and includes all regulations from time to time made under such legislation.

“Receiver” means an interim receiver, a receiver, a manager, a receiver and manager, sequestrator, monitor, conservator, custodian, administrator, trustee, liquidator or other similar official.

“Release Date” means the date on which all the Secured Liabilities of each Debtor have been indefeasibly paid and discharged in full and there are no further obligations under the SPA pursuant to which further Secured Liabilities of any Debtor might arise.

“Reporting Pledged Issuer” means a Pledged Issuer that is a “reporting issuer”, as such term is defined under applicable Canadian securities laws.

“Restricted Property” means any Contract, Intellectual Property Right, or Permit with respect to which the grant of any Security Interest would result in the termination or breach of such Contract, Intellectual Property Right, or Permit, or otherwise be prohibited or ineffective (whether by the terms thereof or under applicable Law), together with all Accounts, Chattel Paper and other rights thereunder or resulting therefrom; provided that:

(a)	if the condition with respect to any property causing such termination, breach, prohibition or ineffectiveness shall no longer be in effect or otherwise apply, then such property shall cease to be Restricted Property and the Security Interests shall immediately and automatically attach thereto; and

(b)	if a term in a Contract that prohibits or restricts the grant of the Security Interests in the whole of an Account or Chattel Paper forming part of Restricted Property is unenforceable against the Agent under applicable Law, then such Account or Chattel Paper shall not constitute Restricted Property and the Security Interests shall attach thereto.

“Schedules” means the schedules to this Agreement.

“Secured Liabilities” means, with respect to any Debtor, all present and future indebtedness, liabilities and obligations of any and every kind, nature and description (whether direct or indirect, joint or several, absolute or contingent, matured or unmatured) of such Debtor to the Creditor whenever and however incurred, in connection with or with respect to the Loan Documents, and any unpaid balance thereof.

“Security Interests” means, with respect to any Debtor, the liens created by such Debtor in favour of the Creditor under this Agreement.

“SPA” has the meaning set out in the recitals hereto.

“STA” means the Securities Transfer Act of the Province referred to in the “Governing Law” section of this Agreement, as such legislation may be amended, renamed or replaced from time to time, and includes all regulations from time to time made under such legislation.

“Supplement” has the meaning given to that term in Section 33.

“ULC” means an Issuer that is an unlimited company, unlimited liability corporation or unlimited liability company.

“ULC Laws” means the Companies Act (Nova Scotia), the Business Corporations Act (Alberta), the Business Corporations Act (British Columbia), the Business Corporations Act (Prince Edward Island) and any other present or future Laws governing ULCs.

“ULC Shares” means shares or other equity interests in the capital stock of a ULC.

2.            Grant of Security Interests. As general and continuing collateral security for the due payment and performance of its Secured Liabilities, each Debtor pledges, mortgages, charges and assigns (by way of security) to the Creditor, and grants to the Creditor a security interest in, the Collateral of such Debtor.

3.            Limitations on Grant of Security Interests. Excluded Property shall not be subject to the Security Interests, but shall, to the extent permitted by applicable Law, be held in trust by the applicable Debtor for the benefit of the Creditor (for its own benefit and for the benefit of the other Secured Parties) and, on the exercise by the Creditor of any of its rights or remedies under this Agreement following an Event of Default, shall be assigned by such Debtor as directed by the Creditor. For greater certainty, no Intellectual Property Right in any trade-mark, get-up or trade dress is presently assigned to the Creditor by sole virtue of the grant of the Security Interests contained in Section 2.

4.            Attachment; No Obligation to Advance. Each Debtor confirms that value has been given by the Creditor to such Debtor, that such Debtor has rights in its Collateral, or the power to transfer rights in its Collateral to a secured party, existing at the date of this Agreement or the date of any Supplement, as applicable, and that such Debtor and the Creditor have not agreed to postpone the time for attachment of the Security Interests to any of the Collateral of such Debtor. The Security Interests with respect to the Collateral of each Debtor created by this Agreement shall have effect and be deemed to be effective whether or not the Secured Liabilities of such Debtor or any part thereof are owing or in existence before or after or upon the date of this Agreement or the date of any Supplement, as applicable. Neither the execution and delivery of this Agreement or any Supplement nor the provision of any financial accommodation by the Creditor shall oblige the Creditor to make any financial accommodation or further financial accommodation available to any Debtor or any other Person.

5.            Representations and Warranties. Each Debtor represents and warrants to the Creditor that, as of the date of this Agreement or the date of any Supplement, as applicable:

(a)	Debtor Information. All of the information set out in the Schedules and Supplements, as applicable, with respect to such Debtor is accurate and complete.

(b)	Consents and Transfer Restrictions. Except for any consent that has been obtained and is in full force and effect, no consent of any Person (including any counterparty with respect to any Contract, any account debtor with respect to any Account, or any Governmental Authority with respect to any Permit) is required, or is purported to be required, for the execution, delivery, performance and enforcement of this Agreement (this representation being given without reference to the exclusions contained in Section 3). For the purposes of complying with any transfer restrictions contained in the Organizational Documents of any Pledged Issuer, such Debtor hereby irrevocably consents to any transfer of such Debtor’s Pledged Equity Securities of such Pledged Issuer.

(c)	No Consumer Goods. Such Debtor does not own any Consumer Goods which are material in value or which are material to the business, operations, property, condition or prospects (financial or otherwise) of such Debtor.

(d)	Intellectual Property Rights. All registrations and applications for registration pertaining to any Intellectual Property Rights of such Debtor and all other material Intellectual Property Rights of such Debtor, and the nature of such Debtor’s right, title or interest therein, are described in the Schedules and Supplements as applicable, with respect to such Debtor.

(e)	Due Authorization. The Pledged Securities of such Debtor have been duly authorized and validly issued and are fully paid and non-assessable.

(f)	Warrants, Options, etc. There are no outstanding warrants, options or other rights to purchase, or other agreements outstanding with respect to, or property that is now or hereafter convertible into, or that requires the issuance or sale of, any Pledged Equity Securities of such Debtor.

(g)	No Required Disposition. Except for this Agreement, there is no existing agreement, option, right or privilege capable of becoming an agreement or option pursuant to which such Debtor would be required to sell, redeem or otherwise dispose of any Pledged Equity Securities of such Debtor or under which any Pledged Issuer has any obligation to issue any Securities of such Pledged Issuer to any Person.

6.            Survival of Representations and Warranties. All representations and warranties made by each Debtor in this Agreement (a) are material, (b) shall be considered to have been relied on by the Creditor, and (c) shall survive the execution and delivery of this Agreement and any Supplement or any investigation made at any time by or on behalf of the Creditor and any disposition or payment of the Secured Liabilities until the Release Date.

7.            Covenants. Each Debtor covenants and agrees with the Creditor that:

(a)	Further Documentation. Such Debtor shall from time to time, at the expense of such Debtor, promptly and duly authorize, execute and deliver such further instruments and documents, and take such further action, as the Creditor may request for the purpose of obtaining or preserving the full benefits of, and the rights and powers granted by, this Agreement (including the filing of any financing statements or financing change statements under any applicable legislation with respect to the Security Interests). Such Debtor acknowledges that this Agreement has been prepared based on the existing Laws in the Province referred to in the “Governing Law” section of this Agreement and that a change in such Laws, or the Laws of other jurisdictions, may require the execution and delivery of different forms of security documentation. Accordingly, such Debtor agrees that the Creditor shall have the right to require that this Agreement be amended, supplemented, restated or replaced, and that such Debtor shall immediately on request by the Creditor authorize, execute and deliver any such amendment, supplement, restatement or replacement (i) to reflect any changes in such Laws, whether arising as a result of statutory amendments, court decisions or otherwise, (ii) to facilitate the creation and registration of appropriate security in all appropriate jurisdictions, or (iii) if such Debtor merges or amalgamates with any other Person or enters into any corporate reorganization, in each case in order to confer on the Creditor liens similar to, and having the same effect as, the Security Interests.

(b)	Maintenance of Records. At the written request of the Creditor, such Debtor shall mark any Collateral of such Debtor specified by the Creditor to evidence the existence of the Security Interests.

(c)	Maintenance of Collateral. Such Debtor shall maintain all tangible Collateral of such Debtor in good operating condition, ordinary wear and tear excepted, and such Debtor shall provide all maintenance, service and repairs necessary for such purpose. Such Debtor shall maintain in good standing all registrations and applications with respect to the Intellectual Property Rights of such Debtor except to the extent that any failure to do so could not reasonably be expected to be materially adverse to such Debtor or the Creditor.

(d)	Further Identification of Collateral. Such Debtor shall promptly furnish to the Creditor such statements and schedules further identifying and describing the Collateral of such Debtor, and such other reports in connection with the Collateral of such Debtor, as the Creditor may from time to time reasonably request, including an updated list of any motor vehicles or other “serial number” goods owned by such Debtor and classified as Equipment, including vehicle identification numbers.

(e)	Amalgamation, Merger or Consolidation. Such Debtor shall not permit any Pledged Issuer of such Debtor to amalgamate, merge or consolidate unless all of the outstanding capital stock of the surviving or resulting corporation is, upon such amalgamation, merger or consolidation, pledged under this Agreement, and no cash, securities or other property is distributed with respect to the outstanding shares of any other constituent corporation.

(f)	Agreements re Intellectual Property Rights. Promptly upon request from time to time by the Creditor, such Debtor shall authorize, execute and deliver any and all agreements, instruments, documents and papers that the Creditor may request to evidence the Security Interests in any Intellectual Property Rights of such Debtor and, where applicable, the goodwill of the business of such Debtor connected with the use of, and symbolized by, any such Intellectual Property Rights.

(g)	Instruments; Documents of Title; Chattel Paper. Promptly upon request from time to time by the Creditor, such Debtor shall deliver to the Creditor, endorsed and/or accompanied by such instruments of assignment and transfer in such form and substance as the Creditor may reasonably request, any and all Instruments, Documents of Title and Tangible Chattel Paper of such Debtor in each case having a face amount, or pertaining to an asset with a fair market value, in excess of Cdn.$100,000 and included in or relating to the Collateral of such Debtor as the Creditor may specify in its request. Promptly upon request from time to time by the Creditor, such Debtor shall deliver to the Creditor any and all such documents, agreements and other materials as may be required from time to time to provide the Creditor with control over all Electronic Chattel Paper of such Debtor in the manner provided under section 1(3) of the PPSA.

(h)	Pledged Certificated Securities. Such Debtor shall deliver to the Creditor any and all Pledged Security Certificates (other than ULC Shares) of such Debtor and other materials as may be required from time to time to provide the Creditor with control over all Pledged Certificated Securities of such Debtor in the manner provided under section 23 of the STA. At the request of the Creditor, such Debtor shall cause all Pledged Security Certificates of such Debtor to be registered in the name of the Creditor or its nominee.

(i)	Pledged Uncertificated Securities. Such Debtor shall deliver to the Creditor any and all such documents, agreements and other materials as may be required from time to time to provide the Creditor with control over all Pledged Uncertificated Securities of such Debtor in the manner provided under section 24 of the STA.

(j)	Pledged Security Entitlements. Such Debtor shall deliver to the Creditor any and all such documents, agreements and other materials as may be required from time to time to provide the Creditor with control over all Pledged Security Entitlements of such Debtor in the manner provided under section 25 or 26 of the STA.

(k)	Pledged Futures Contracts. Such Debtor shall deliver to the Creditor any and all such documents, agreements and other materials as may be required from time to time to provide the Creditor with control over all Pledged Futures Contracts of such Debtor in the manner provided under section 1(2) of the PPSA.

(l)	Transfer Restrictions. If the constating documents of any Pledged Issuer (other than a ULC) restrict the transfer of the Securities of such Pledged Issuer, then such Debtor shall deliver to the Creditor a certified copy of a resolution of the directors, shareholders, unitholders or partners of such Pledged Issuer, as applicable, consenting to the transfer(s) contemplated by this Agreement, including any prospective transfer of the Collateral of such Debtor by the Creditor upon a realization on the Security Interests.

(m)	Notices. Such Debtor shall advise the Creditor promptly, in reasonable detail, of:

(i)	any change to a Pledged Securities Intermediary’s Jurisdiction, Pledged Issuer’s Jurisdiction, or Pledged Future Intermediary’s Jurisdiction;

(ii)	any change in the location of the jurisdiction of organization or amalgamation, registered office, head office, chief executive office or domicile of such Debtor;

(iii)	any change in the name of such Debtor;

(iv)	any merger, consolidation or amalgamation of such Debtor with any other Person;

(v)	any additional jurisdiction in which such Debtor has tangible Personal Property;

(vi)	any acquisition of any right, title or interest in real property by such Debtor;

(vii)	any acquisition of any Intellectual Property Rights which are the subject of a registration or application with any governmental intellectual property or other governing body or registry;

(viii)	any acquisition of any Instrument, Document of Title or Chattel Paper having a face amount, or pertaining to an asset with a fair market value, in excess of Cdn.$100,000; or

(ix)	any occurrence of any event, claim or occurrence that could reasonably be expected to have a material adverse effect on the value of the Collateral of such Debtor or on the Security Interests.

Such Debtor shall not effect or permit any of the changes referred to in clauses (ii) through (viii) above unless all filings have been made and all other actions taken that are required in order for the Creditor to continue at all times following such change to have a valid and perfected first priority Security Interest with respect to all of the Collateral of such Debtor.

8.            Voting Rights. Unless an Event of Default has occurred and is continuing, each Debtor shall be entitled to exercise all voting power from time to time exercisable with respect to the Pledged Equity Securities of such Debtor and give consents, waivers and ratifications with respect thereto; provided, however, that no vote shall be cast or consent, waiver or ratification given or action taken which would be, or would have a reasonable likelihood of being, prejudicial to the interests of the Creditor or which would have the effect of reducing the value of the Collateral of such Debtor as security for the Secured Liabilities of such Debtor or imposing any restriction on the transferability of any of the Collateral of such Debtor. Immediately upon the occurrence and during the continuance of any Event of Default, all such rights of the applicable Debtor to vote and give consents, waivers and ratifications shall cease and the Creditor or its nominee shall be entitled to exercise all such voting rights and to give all such consents, waivers and ratifications.

9.            Dividends; Interest. Unless an Event of Default has occurred and is continuing, each Debtor shall be entitled to receive any and all cash dividends, interest, principal payments and other forms of cash distribution on the Pledged Equity Securities of such Debtor which it is otherwise entitled to receive, but any and all stock and/or liquidating dividends, distributions of property, returns of capital or other distributions made on or with respect to the Pledged Equity Securities of such Debtor, whether resulting from a subdivision, combination or reclassification of the outstanding capital stock of any Pledged Issuer of such Debtor or received in exchange for such Pledged Equity Securities or any part thereof or as a result of any amalgamation, merger, consolidation, acquisition or other exchange of property to which any Pledged Issuer of such Debtor may be a party or otherwise, and any and all cash and other property received in exchange for any Pledged Equity Securities of such Debtor shall be and become part of the Collateral of such Debtor subject to the Security Interests and, if received by such Debtor, shall forthwith be delivered to the Creditor or its nominee (accompanied, if appropriate, by proper instruments of assignment and/or stock powers of attorney executed by such Debtor in accordance with the Creditor’s instructions) to be held subject to the terms of this Agreement; and if any of the Pledged Security Certificates have been registered in the name of the Creditor or its nominee, the Creditor shall execute and deliver (or cause to be executed and delivered) to such Debtor all such dividend orders and other instruments as such Debtor may request for the purpose of enabling such Debtor to receive the dividends, distributions or other payments which such Debtor is authorized to receive and retain pursuant to this Section. If an Event of Default has occurred and is continuing, all rights of such Debtor pursuant to this Section shall cease and the Creditor shall have the sole and exclusive right and authority to receive and retain the cash dividends, interest, principal payments and other forms of cash distribution which such Debtor would otherwise be authorized to retain pursuant to this Section. Any money and other property paid over to or received by the Creditor pursuant to the provisions of this Section shall be retained by the Creditor as additional Collateral hereunder and be applied in accordance with the provisions of this Agreement.

10.            Rights on Event of Default. If an Event of Default has occurred and is continuing, then and in every such case the Security Interests of each Debtor shall become enforceable and the Creditor, in addition to any rights now or hereafter existing under applicable Law may, personally or by agent, at such time or times as the Creditor in its discretion may determine, do any one or more of the following:

(a)	Rights under PPSA, etc. Exercise against any or all Debtors all of the rights and remedies granted to secured parties under the PPSA and any other applicable statute, or otherwise available to the Creditor by contract, at law or in equity.

(b)	Demand Possession. Demand possession of any or all of the Collateral of any or all Debtors, in which event each such Debtor shall, at the expense of such Debtor, immediately cause the Collateral of such Debtor designated by the Creditor to be assembled and made available and/or delivered to the Creditor at any place designated by the Creditor.

(c)	Take Possession. Enter on any premises where any Collateral of any or all Debtors is located and take possession of, disable or remove such Collateral.

(d)	Deal with Collateral. Hold, store and keep idle, or operate, lease or otherwise use or permit the use of, any or all of the Collateral of any or all Debtors for such time and on such terms as the Creditor may determine, and demand, collect and retain all earnings and other sums due or to become due from any Person with respect to any of the Collateral of any or all Debtors.

(e)	Carry on Business. Carry on, or concur in the carrying on of, any or all of the business or undertaking of any or all Debtors and enter on, occupy and use (without charge by such Debtor) any of the premises, buildings, plant and undertaking of, or occupied or used by, any or all Debtors.

(f)	Enforce Collateral. Seize, collect, receive, enforce or otherwise deal with any Collateral of any or all Debtors in such manner, on such terms and conditions and at such times as the Creditor deems advisable.

(g)	Dispose of Collateral. Realize on any or all of the Collateral of any or all Debtors and sell, lease, assign, give options to purchase, or otherwise dispose of and deliver any or all of the Collateral of any or all Debtors (or contract to do any of the above), in one or more parcels at any public or private sale, at any exchange, broker’s board or office of the Creditor or elsewhere, with or without advertising or other formality, except as required by applicable Law, on such terms and conditions as the Creditor may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery.

(h)	Court-Approved Disposition of Collateral. Obtain from any court of competent jurisdiction an order for the sale or foreclosure of any or all of the Collateral of any or all Debtors.

(i)	Purchase by Creditor. At any public sale, and to the extent permitted by Law on any private sale, bid for and purchase any or all of the Collateral of any or all Debtors offered for sale and, upon compliance with the terms of such sale, hold, retain, sell or otherwise dispose of such Collateral without any further accountability to any Debtor or any other Person with respect to such holding, retention, sale or other disposition, except as required by Law. In any such sale to the Creditor, the Creditor may, for the purpose of making payment for all or any part of the Collateral of any Debtor so purchased, use any claim for any or all of the Secured Liabilities of such Debtor then due and payable to it as a credit against the purchase price.

(j)	Collect Accounts. Notify (whether in its own name or in the name of any Debtor) the account debtors under any Accounts of any or all Debtors of the assignment of such Accounts to the Creditor and direct such account debtors to make payment of all amounts due or to become due to any or all Debtors with respect to such Accounts directly to the Creditor and, upon such notification and at the expense of any such Debtor, enforce collection of any such Accounts, and adjust, settle or compromise the amount or payment of such Accounts, in such manner and to such extent as the Creditor deems appropriate in the circumstances.

(k)	Right of Set off. Set off and apply any and all deposits (general or special, time or demand, provisional or final) held, and other obligations owing by, the Creditor to or for the credit or the account of any Debtor against its Secured Liabilities, regardless of whether such deposits or obligations may be unmatured or their currency.

(l)	Transfer of Collateral. Transfer any Collateral of any or all Debtors that is Pledged Equity Securities into the name of the Creditor or its nominee.

(m)	Voting. Vote any or all of the Pledged Equity Securities of any or all Debtors (whether or not transferred to the Creditor or its nominee) and give or withhold all consents, waivers and ratifications with respect thereto and otherwise act with respect thereto as though it were the outright owner thereof.

(n)	Exercise Other Rights. Exercise any and all rights, privileges, entitlements and options pertaining to any Collateral of any or all Debtors that is Pledged Equity Securities as if the Creditor were the absolute owner of such Pledged Equity Securities.

(o)	Dealing with Contracts and Permits. Deal with any and all Contracts and Permits of any or all Debtors to the same extent as any such Debtor might (including the enforcement, realization, sale, assignment, transfer, and requirement for continued performance), all on such terms and conditions and at such time or times as may seem advisable to the Creditor.

(p)	Payment of Liabilities. Pay any liability secured by any lien against any Collateral of any or all Debtors. Each such Debtor shall immediately on demand reimburse the Creditor for all such payments and, until paid, any such reimbursement obligation shall form part of the Secured Liabilities of such Debtor and shall be secured by the Security Interests of such Debtor.

(q)	Borrow and Grant liens. Borrow money for the maintenance, preservation or protection of any Collateral of any or all Debtors or for carrying on any of the business or undertaking of any or all Debtors and grant liens on any Collateral of any or all Debtors (in priority to the Security Interests of any or all Debtors or otherwise) as security for the money so borrowed. Each such Debtor shall immediately on demand reimburse the Creditor for all such borrowings and, until paid, any such reimbursement obligations shall form part of the Secured Liabilities of such Debtor and shall be secured by the Security Interests of such Debtor.

(r)	Appoint Receiver. Appoint by instrument in writing one or more Receivers of any or all Debtors or any or all of the Collateral of any or all Debtors with such rights, powers and authority (including any or all of the rights, powers and authority of the Creditor under this Agreement) as may be provided for in the instrument of appointment or any supplemental instrument, and remove and replace any such Receiver from time to time. To the extent permitted by applicable Law, any Receiver appointed by the Creditor shall (for purposes relating to responsibility for the Receiver’s acts or omissions) be considered to be the agent of any such Debtor and not of the Creditor.

(s)	Court-Appointed Receiver. Obtain from any court of competent jurisdiction an order for the appointment of a Receiver of any or all Debtors or of any or all of the Collateral of any or all Debtors.

(t)	Consultants. Require any or all Debtors to engage a consultant of the Creditor’s choice, or engage a consultant on its own behalf, such consultant to receive the full cooperation and support of each such Debtor and its agents and employees, including unrestricted access to the premises of each such Debtor and the Books and Records of each such Debtor; all reasonable fees and expenses of such consultant shall be for the account of each such Debtor and each such Debtor hereby authorizes any such consultant to report directly to the Creditor and to disclose to the Creditor any and all information obtained in the course of such consultant’s employment.

The Creditor may exercise any or all of the foregoing rights and remedies without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except as required by applicable Law) to or on any Debtor or any other Person, and each Debtor hereby waives each such demand, presentment, protest, advertisement and notice to the extent permitted by applicable Law. None of the above rights or remedies shall be exclusive of or dependent on or merge in any other right or remedy, and one or more of such rights and remedies may be exercised independently or in combination from time to time. Each Debtor acknowledges and agrees that any action taken by the Creditor hereunder following the occurrence and during the continuance of an Event of Default shall not be rendered invalid or ineffective as a result of the curing of the Event of Default on which such action was based.

11.            Realization Standards. To the extent that applicable Law imposes duties on the Creditor to exercise remedies in a commercially reasonable manner and without prejudice to the ability of the Creditor to dispose of the Collateral in any such manner, each Debtor acknowledges and agrees that it is not commercially unreasonable for the Creditor to (or not to) (a) incur expenses reasonably deemed significant by the Creditor to prepare the Collateral of such Debtor for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (b) fail to obtain third party consents for access to the Collateral of such Debtor to be disposed of, (c) fail to exercise collection remedies against account debtors or other Persons obligated on the Collateral of such Debtor or to remove liens against the Collateral of such Debtor, (d) exercise collection remedies against account debtors and other Persons obligated on the Collateral of such Debtor directly or through the use of collection agencies and other collection specialists, (e) dispose of Collateral of such Debtor by way of public auction, public tender or private contract, with or without advertising and without any other formality, (f) contact other Persons, whether or not in the same business of such Debtor, for expressions of interest in acquiring all or any portion of the Collateral of such Debtor, (g) hire one or more professional auctioneers to assist in the disposition of the Collateral of such Debtor, whether or not such Collateral is of a specialized nature or an upset or reserve bid or price is established, (h) dispose of the Collateral of such Debtor by utilizing internet sites that provide for the auction of assets of the types included in such Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (i) dispose of assets in wholesale rather than retail markets, (j) disclaim disposition warranties, such as title, possession or quiet enjoyment, (k) purchase insurance or credit enhancements to insure the Creditor against risks of loss, collection or disposition of the Collateral of such Debtor or to provide to the Creditor a guaranteed return from the collection or disposition of such Collateral, (l) to the extent deemed appropriate by the Creditor, obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Creditor in the collection or disposition of any of the Collateral of such Debtor, (m) dispose of Collateral of such Debtor in whole or in part, (n) dispose of Collateral of such Debtor to a customer of the Creditor, and (o) establish an upset or reserve bid price with respect to Collateral of such Debtor.

12.            Grant of Licence. For the purpose of enabling the Creditor to exercise its rights and remedies under this Agreement when the Creditor is entitled to exercise such rights and remedies, and for no other purpose, each Debtor grants to the Creditor an irrevocable, non-exclusive licence (exercisable without payment of royalty or other compensation to such Debtor) to use or sublicense any or all of the Intellectual Property Rights of such Debtor, including in such licence reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout of the same. For any trade-marks, get-up and trade dress and other business indicia, such licence includes an obligation on the part of the Creditor to maintain the standards of quality maintained by such Debtor or, in the case of trade-marks, get-up and trade dress or other business indicia licensed to such Debtor, the standards of quality imposed upon such Debtor by the relevant licence. For copyright works, such licence shall include the benefit of any waivers of moral rights and similar rights.

13.            Securities Laws. The Creditor is authorized, in connection with any offer or sale of any Pledged Equity Securities of any Debtor, to comply with any limitation or restriction as it may be advised by counsel is necessary to comply with applicable Law, including compliance with procedures that may restrict the number of prospective bidders and purchasers, requiring that prospective bidders and purchasers have certain qualifications, and restricting prospective bidders and purchasers to Persons who will represent and agree that they are purchasing for their own account or investment and not with a view to the distribution or resale of such Securities. In addition to and without limiting Section 11, each Debtor further agrees that compliance with any such limitation or restriction shall not result in a sale being considered or deemed not to have been made in a commercially reasonable manner, and the Creditor shall not be liable or accountable to such Debtor for any discount allowed by reason of the fact that such Pledged Equity Securities are sold in compliance with any such limitation or restriction. If the Creditor chooses to exercise its right to sell any or all Pledged Equity Securities of any Debtor, upon written request, such Debtor shall cause each applicable Pledged Issuer to furnish to the Creditor all such information as the Creditor may request in order to determine the number of shares and other instruments included in the Collateral of such Debtor which may be sold by the Creditor in exempt transactions under any Laws governing securities, and the rules and regulations of any applicable securities regulatory body thereunder, as the same are from time to time in effect.

14.            ULC Shares. Each Debtor acknowledges that certain of the Collateral of such Debtor may now or in the future consist of ULC Shares, and that it is the intention of the Creditor and each Debtor that the Creditor should not under any circumstances prior to realization thereon be held to be a “member” or a “shareholder”, as applicable, of a ULC for the purposes of any ULC Laws. Therefore, notwithstanding any provisions to the contrary contained in this Agreement, the SPA or any other Loan Document, where a Debtor is the registered owner of ULC Shares which are Collateral of such Debtor, such Debtor shall remain the sole registered owner of such ULC Shares until such time as such ULC Shares are effectively transferred into the name of the Creditor or any other Person on the books and records of the applicable ULC. Accordingly, each Debtor shall be entitled to receive and retain for its own account any dividend on or other distribution, if any, with respect to such ULC Shares (except for any dividend or distribution comprised of Pledged Security Certificates of such Debtor, which shall be delivered to the Creditor to hold hereunder) and shall have the right to vote such ULC Shares and to control the direction, management and policies of the applicable ULC to the same extent as such Debtor would if such ULC Shares were not pledged to the Creditor pursuant hereto. Nothing in this Agreement, the SPA or any other Loan Document is intended to, and nothing in this Agreement, the SPA or any other Loan Document shall, constitute the Creditor or any Person other than the applicable Debtor, a member or shareholder of a ULC for the purposes of any ULC Laws (whether listed or unlisted, registered or beneficial), until such time as notice is given to such Debtor and further steps are taken pursuant hereto or thereto so as to register the Creditor or such other Person, as specified in such notice, as the holder of the ULC Shares. To the extent any provision hereof would have the effect of constituting the Creditor as a member or a shareholder, as applicable, of any ULC prior to such time, such provision shall be severed herefrom and shall be ineffective with respect to ULC Shares which are Collateral of any Debtor without otherwise invalidating or rendering unenforceable this Agreement or invalidating or rendering unenforceable such provision insofar as it relates to Collateral of any Debtor which is not ULC Shares. Except upon the exercise of rights of the Creditor to sell, transfer or otherwise dispose of ULC Shares in accordance with this Agreement, each Debtor shall not cause or permit, or enable a Pledged Issuer that is a ULC to cause or permit, the Creditor to: (a) be registered as a shareholder or member of such Pledged Issuer; (b) have any notation entered in their favour in the share register of such Pledged Issuer; (c) be held out as shareholders or members of such Pledged Issuer; (d) receive, directly or indirectly, any dividends, property or other distributions from such Pledged Issuer by reason of the Creditor holding the Security Interests over the ULC Shares; or (e) act as a shareholder of such Pledged Issuer, or exercise any rights of a shareholder including the right to attend a meeting of shareholders of such Pledged Issuer or to vote its ULC Shares.

15.            Application of Proceeds. All Proceeds of Collateral of any Debtor received by the Creditor or a Receiver shall be applied in accordance with the SPA.

16.            Continuing Liability of Debtor. Each Debtor shall remain liable for any Secured Liabilities of such Debtor that are outstanding following realization of all or any part of the Collateral of such Debtor and the application of the Proceeds thereof.

17.            Creditor’s Appointment as Attorney-in-Fact. Effective upon the occurrence and during the continuance of an Event of Default, each Debtor constitutes and appoints the Creditor and any officer or agent of the Creditor, with full power of substitution, as such Debtor’s true and lawful attorney-in-fact with full power and authority in the place of such Debtor and in the name of such Debtor or in its own name, from time to time in the Creditor’s discretion, to take any and all appropriate action and to execute any and all documents and instruments as, in the opinion of such attorney, may be necessary or desirable to accomplish the purposes of this Agreement. Without limiting the effect of this Section, each Debtor grants the Creditor an irrevocable proxy to vote the Pledged Equity Securities of such Debtor and to exercise all other rights, powers, privileges and remedies to which a holder thereof would be entitled (including giving or withholding written consents of shareholders, calling special meetings of shareholders and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Equity Securities of such Debtor on the books and records of a Pledged Issuer or Pledged Securities Intermediary, as applicable), upon the occurrence of an Event of Default. These powers are coupled with an interest and are irrevocable until the Release Date. Nothing in this Section affects the right of the Creditor as secured party or any other Person on the Creditor’s behalf, to sign and file or deliver (as applicable) all such financing statements, financing change statements, notices, verification statements and other documents relating to the Collateral and this Agreement as the Creditor or such other Person considers appropriate. Each Debtor hereby ratifies and confirms, and agrees to ratify and confirm, whatever lawful acts the Creditor or any of the Creditor’s sub-agents, nominees or attorneys do or purport to do in exercise of the power of attorney granted to the Creditor pursuant to this Section.

18.            Performance by Creditor of Debtor’s Obligations. If any Debtor fails to perform or comply with any of the obligations of such Debtor under this Agreement, the Creditor may, but need not, perform or otherwise cause the performance or compliance of such obligation, provided that such performance or compliance shall not constitute a waiver, remedy or satisfaction of such failure. The expenses of the Creditor incurred in connection with any such performance or compliance shall be payable by such Debtor to the Creditor immediately on demand, and until paid, any such expenses shall form part of the Secured Liabilities of such Debtor and shall be secured by the Security Interests of such Debtor.

19.            Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such prohibition or unenforceability and shall be severed from the balance of this Agreement, all without affecting the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

20.            Rights of Creditor; Limitations on Creditor’s Obligations.

(a)	Limitations on Creditor’s Liability. The Creditor shall not be liable to any Debtor or any other Person for any failure or delay in exercising any of the rights of such Debtor under this Agreement (including any failure to take possession of, collect, sell, lease or otherwise dispose of any Collateral of such Debtor, or to preserve rights against prior parties). Neither the Creditor, a Receiver, nor any agent of the Creditor (including, in Alberta or British Columbia, any sheriff) is required to take, or shall have any liability for any failure to take or delay in taking, any steps necessary or advisable to preserve rights against other Persons under any Collateral of any Debtor in its possession. Neither the Creditor, any Receiver, nor any agent of the Creditor shall be liable for any, and each Debtor shall bear the full risk of all, loss or damage to any and all of the Collateral of such Debtor (including any Collateral of such Debtor in the possession of the Creditor, any Receiver, or any agent of the Creditor) caused for any reason other than the gross negligence or wilful misconduct of the Creditor, such Receiver or such agent of the Creditor.

(b)	Debtors Remain Liable under Accounts and Contracts. Notwithstanding any provision of this Agreement, each Debtor shall remain liable under each of the documents giving rise to the Accounts of such Debtor and under each of the Contracts of such Debtor to observe and perform all the conditions and obligations to be observed and performed by such Debtor thereunder, all in accordance with the terms of each such document and Contract. The Creditor shall have no obligation or liability under any Account of any Debtor (or any document giving rise thereto) or Contract of any Debtor by reason of or arising out of this Agreement or the receipt by the Creditor of any payment relating to such Account or Contract pursuant hereto, and in particular (but without limitation), the Creditor shall not be obligated in any manner to perform any of the obligations of any Debtor under or pursuant to any Account of such Debtor (or any document giving rise thereto) or under or pursuant to any Contract of such Debtor, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Account of such Debtor (or any document giving rise thereto) or under any Contract of such Debtor, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time.

(c)	Collections on Accounts and Contracts. Each Debtor shall be authorized to, at any time that an Event of Default is not continuing, collect the Accounts of such Debtor and payments under the Contracts of such Debtor in the normal course of the business of such Debtor and for the purpose of carrying on the same.

(d)	Use of Agents. The Creditor may perform any of its rights or duties under this Agreement by or through agents and is entitled to retain counsel and to act in reliance on the advice of such counsel concerning all matters pertaining to its rights and duties under this Agreement.

21.            Dealings by Creditor. The Creditor shall not be obliged to exhaust its recourse against any Debtor or any other Person or against any other security it may hold with respect to the Secured Liabilities of such Debtor or any part thereof before realizing upon or otherwise dealing with the Collateral of such Debtor in such manner as the Creditor may consider desirable. The Creditor may grant extensions of time and other indulgences, take and give up security, accept compositions, grant releases and discharges and otherwise deal with any Debtor and any other Person, and with any or all of the Collateral of any Debtor, and with other security and sureties, as the Creditor may see fit, all without prejudice to the Secured Liabilities of any Debtor or to the rights and remedies of the Creditor under this Agreement. The powers conferred on the Creditor under this Agreement are solely to protect the interests of the Creditor in the Collateral of each Debtor and shall not impose any duty upon the Creditor to exercise any such powers.

22.            Communication. Any notice or other communication required or permitted to be given under this Agreement will be made in accordance with the terms of the SPA.

23.            Release of Information. Each Debtor authorizes the Creditor to provide a copy of this Agreement and such other information as may be requested of the Creditor (i) to the extent necessary to enforce the Creditor’s rights, remedies and entitlements under this Agreement, (ii) to any assignee or prospective assignee of all or any part of its Secured Liabilities, and (iii) as required by applicable Law.

24.            Waiver. No Debtor shall assert, and each Debtor hereby waives (to the fullest extent permitted by applicable Law), (i) any claim against the Creditor (or any director, officer or employee thereof), on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, and (ii) all of the rights, benefits and protections given by any present or future statute that imposes limitations on the rights, powers or remedies of a secured party or on the methods of, or procedures for, realization of security, including any “seize or sue” or “anti-deficiency” statute or any similar provision of any other statute.

25.            Release of Debtor. Upon the written request of any Debtor given at any time on or after the Release Date, the Creditor shall at the expense of such Debtor, release such Debtor and the Collateral of such Debtor from the Security Interests and such release shall serve to terminate any licence granted in this Agreement. Upon such release, and at the request and expense of such Debtor, the Creditor shall execute and deliver to such Debtor such releases and discharges as such Debtor may reasonably request.

26.            Additional Security. This Agreement is in addition to, and not in substitution of, any and all other security previously or concurrently delivered by any Debtor or any other Person to the Creditor, all of which other security shall remain in full force and effect.

27.            Alteration or Waiver. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Creditor. The Creditor shall not, by any act or delay, be deemed to have waived any right or remedy hereunder or to have acquiesced in any Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Creditor, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Creditor of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Creditor would otherwise have on any future occasion. Neither the taking of any judgment nor the exercise of any power of seizure or sale shall extinguish the liability of any Debtor to pay the Secured Liabilities of such Debtor, nor shall the same operate as a merger of any covenant contained in this Agreement or of any other liability, nor shall the acceptance of any payment or other security constitute or create any novation.

28.            Amalgamation. If any Debtor is a corporation, such Debtor acknowledges that if it amalgamates or merges with any other corporation or corporations, then (i) the Collateral and the Security Interests of such Debtor shall extend to and include all the property and assets of the amalgamated corporation and to any property or assets of the amalgamated corporation thereafter owned or acquired, (ii) the term “Debtor”, where used in this Agreement, shall extend to and include the amalgamated corporation, and (iii) the term “Secured Liabilities”, where used in this Agreement, shall extend to and include the Secured Liabilities of the amalgamated corporation.

29.            Governing Law; Attornment. This Agreement shall be governed by and construed in accordance with the Laws of the Province of Ontario and the federal laws of Canada applicable therein. Without prejudice to the ability of the Creditor to enforce this Agreement in any other proper jurisdiction, each Debtor irrevocably submits and attorns to the non-exclusive jurisdiction of the courts of such province. To the extent permitted by applicable Law, each Debtor irrevocably waives any objection (including any claim of inconvenient forum) that it may now or hereafter have to the venue of any legal proceeding arising out of or relating to this Agreement in the courts of such Province.

30.            Interpretation. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “or” is disjunctive; the word “and” is conjunctive. The word “shall” is mandatory; the word “may” is permissive. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set out herein), (b) any reference herein to any statute or any section thereof shall, unless otherwise expressly stated, be deemed to be a reference to such statute or section as amended, restated or re-enacted from time to time, (c) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, and (e) all references herein to Sections and Schedules shall be construed to refer to Sections and Schedules to, this Agreement, Section headings are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement. Any reference in this Agreement to a Permitted lien is not intended to subordinate or postpone, and shall not be interpreted as subordinating or postponing, or as any agreement to subordinate or postpone, any Security Interest to any Permitted lien.

31.            Paramountcy. In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of the SPA then, notwithstanding anything contained in this Agreement, the provisions contained in the SPA shall prevail to the extent of such conflict or inconsistency and the provisions of this Agreement shall be deemed to be amended to the extent necessary to eliminate such conflict or inconsistency, it being understood that the purpose of this Agreement is to add to, and not detract from, the rights granted to the Creditor under the SPA. If any act or omission of any or all Debtors is expressly permitted under the SPA but is expressly prohibited under this Agreement, such act or omission shall be permitted. If any act or omission relative to any matter that is not addressed in the SPA is expressly prohibited under this Agreement, but the SPA does not expressly permit such act or omission, or if any act relative to any matter that is not addressed in the SPA is expressly required to be performed under this Agreement but the SPA does not expressly relieve any or all Debtors from such performance, such circumstance shall not constitute a conflict or inconsistency between the applicable provisions of this Agreement and the provisions of the SPA.

32.            Successors and Assigns. This Agreement shall enure to the benefit of, and be binding on, each Debtor and its successors and permitted assigns, and shall enure to the benefit of, and be binding on, the Creditor and its successors and assigns. No Debtor may assign this Agreement, or any of its rights or obligations under this Agreement. The Creditor may assign this Agreement and any of its rights and obligations hereunder to any Person. If any Debtor or the Creditor is an individual, then the term “Debtor” or “Creditor”, as applicable, shall also include his or her heirs, administrators and executors.

33.            Additional Debtors. Additional Persons may from time to time after the date of this Agreement become Debtors under this Agreement by executing and delivering to the Creditor a supplemental agreement (together with all schedules thereto, a “Supplement”) to this Agreement, in substantially the form attached hereto as Exhibit A. Effective from and after the date of the execution and delivery by any Person to the Creditor of a Supplement:

(a)	such Person shall be, and shall be deemed for all purposes to be, a Debtor under this Agreement with the same force and effect, and subject to the same agreements, representations, indemnities, liabilities, obligations and Security Interests, as if such Person had been an original signatory to this Agreement as a Debtor; and

(b)	all Collateral of such Person shall be subject to the Security Interest from such Person as security for the due payment and performance of the Secured Liabilities of such Person in accordance with the provisions of this Agreement.

The execution and delivery of a Supplement by any additional Person shall not require the consent of any Debtor and all of the Secured Liabilities of each Debtor and the Security Interests granted thereby shall remain in full force and effect, notwithstanding the addition of any new Debtor to this Agreement.

34.            Acknowledgment of Receipt/Waiver. Each Debtor acknowledges receipt of an executed copy of this Agreement and, to the extent permitted by applicable Law, waives the right to receive a copy of any financing statement or financing change statement registered in connection with this Agreement or any verification statement issued with respect to any such financing statement or financing change statement.

35.            Electronic Signature and Counterparts. Delivery of an executed counterpart of a signature page of this Agreement or any other Loan Document by telecopy, emailed pdf. or any other electronic means that reproduces an image of, or otherwise constitutes, the actual executed signature page shall be effective as delivery of a manually executed counterpart. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Agreement or any other Loan Document and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law; provided that nothing herein shall require the Agent to accept electronic signatures in any form or format without its prior written consent.

S-1

IN WITNESS WHEREOF the undersigned has caused this Agreement to be duly executed as of the date first written above.

PSYENCE BIOMED II CORP.

By:
	Name:	Neil Maresky
	Title:	CEO and Director

S-2

IN WITNESS WHEREOF the undersigned has caused this Agreement to be duly executed as of the date first written above.

PSYENCE BIOMEDICAL LTD.

By:
	Name:	Neil Maresky
	Title:	CEO and Director

SCHEDULE A-1

DEBTOR INFORMATION

Full legal name: PSYENCE BIOMED II CORP

Prior names: Nil

Predecessor companies: Nil

Jurisdiction of incorporation, continuance, amalgamation or other organization: Ontario

Address of chief executive office: 121 Richmond Street West, Penthouse Suite 1300, Toronto, ON, M5H 2K1

Address of registered office or head office: 121 Richmond Street West, Penthouse Suite 1300, Toronto, ON, M5H 2K1

Jurisdictions in which all tangible Personal Property is kept: Ontario, British Columbia

Instruments, Documents of Title and Chattel Paper of such Debtor having a face amount, or pertaining to an asset with a fair market value of, in excess of Cdn.$100,000: Nil

Pledged Certificated Securities:

Pledged Issuer	Securities Owned	% of issued and outstanding Securities of Pledged Issuer	Security Certificate Numbers	Security Certificate Location
Psyence Australia Pty. Ltd.	● common shares	[100%]	[C-1]	[Toronto]

Pledged Securities Accounts: Nil

Pledged Uncertificated Securities: Nil

Pledged Futures Accounts: Nil

Registered trade-marks and applications for trademark registrations: Nil

Patents and patent applications: Nil

Copyright registrations and applications for copyright registrations: Nil

Industrial designs/registered designs and applications for registered designs: Nil

SCHEDULE A-2

DEBTOR INFORMATION

Full legal name: PSYENCE BIOMEDICAL LTD.

Prior names: Nil

Predecessor companies: Nil

Jurisdiction of incorporation, continuance, amalgamation or other organization: Ontario

Address of chief executive office: 121 Richmond Street West, Penthouse Suite 1300, Toronto, ON, M5H 2K1

Address of registered office or head office: 121 Richmond Street West, Penthouse Suite 1300, Toronto, ON, M5H 2K1

Jurisdictions in which tangible Personal Property is kept: Ontario

Instruments, Documents of Title and Chattel Paper of such Debtor having a face amount, or pertaining to an asset with a fair market value of, in excess of Cdn.$100,000: Nil

Pledged Certificated Securities:

Pledged Issuer	Securities Owned	% of issued and outstanding Securities of Pledged Issuer	Security Certificate Numbers	Security Certificate Location
Psyence Biomed II Corp.	● common shares	[100%]	[C-1]	[Toronto]
[Surviving Cayman Co.]	● common shares	[100%]	[C-1]	[Toronto]

Pledged Securities Accounts: Nil

Pledged Uncertificated Securities: Nil

Pledged Futures Accounts: Nil

Registered trade-marks and applications for trademark registrations: Nil

Patents and patent applications: Nil

Copyright registrations and applications for copyright registrations: Nil

Industrial designs/registered designs and applications for registered designs: Nil

EXHIBIT A

FORM OF SUPPLEMENT
TO
GENERAL SECURITY AGREEMENT

TO:	Name:
Address:
Attention:
E-mail:

RECITALS:

A.            Reference is made to the General Security Agreement (the “Security Agreement”) dated as of January ●, 2024 entered into by Psyence Biomed II Corp and Psyence Biomedical Ltd and certain of their affiliates which thereafter signs a Supplement, in favour of the Creditor.

B.            Capitalized terms used but not otherwise defined in this Supplement have the respective meanings given to such terms in the Security Agreement, including the definitions of terms incorporated in the Security Agreement by reference to other agreements.

C.            Section 33 of the Security Agreement provides that additional Persons may from time to time after the date of the Security Agreement become Debtors under the Security Agreement by executing and delivering to the Creditor a supplemental agreement to the Security Agreement in the form of this Supplement.

D.            The undersigned (the “New Debtor”) has agreed to become a Debtor under the Security Agreement by executing and delivering this Supplement to the Creditor.

For good and valuable consideration, the receipt and adequacy of which are acknowledged by the New Debtor, the New Debtor agrees with and in favour of the Creditor as follows:

1.            The New Debtor has received a copy of, and has reviewed, the Security Agreement and is executing and delivering this Supplement to the Creditor pursuant to Section 34 of the Security Agreement.

2.            Effective from and after the date this Supplement is executed and delivered to the Creditor by the New Debtor:

(a)	the New Debtor shall be, and shall be deemed for all purposes to be, a Debtor under the Security Agreement with the same force and effect, and subject to the same agreements, representations, indemnities, liabilities, obligations and Security Interests, as if the New Debtor had been, as of the date of this Supplement, an original signatory to the Security Agreement as a Debtor; and

(b)            all Collateral of the New Debtor shall be subject to the Security Interests granted by the New Debtor as security for the due payment and performance of the Liabilities of the New Debtor in accordance with the provisions of the Security Agreement.

In furtherance of the foregoing, the New Debtor, as general and continuing collateral security for the due payment and performance of its Secured Liabilities, pledges, mortgages, charges and assigns (by way of security) to the Creditor, and grants to the Creditor a security interest in, the Collateral of the New Debtor. The terms and provisions of the Security Agreement are incorporated by reference in this Supplement.

3.            The New Debtor represents and warrants to the Creditor that each of the representations and warranties made or deemed to have been made by it under the Security Agreement as a Debtor are true and correct on the date of this Supplement.

4.            All of the information set out in Schedule A to this Supplement with respect to the New Debtor is accurate and complete as of the date of this Supplement.

5.            Upon this Supplement bearing the signature of any Person claiming to have authority to bind the New Debtor coming into the possession of the Creditor, this Supplement and the Security Agreement shall be deemed to be finally and irrevocably executed and delivered by, and be effective and binding on, and enforceable against, the New Debtor free from any promise or condition affecting or limiting the liabilities of the New Debtor. No statement, representation, agreement or promise by any officer, employee or agent of the Creditor, unless expressly set forth in this Supplement, forms any part of this Supplement or has induced the New Debtor to enter into this Supplement and the Security Agreement or in any way affects any of the agreements, obligations or liabilities of the New Debtor under this Supplement and the Security Agreement.

6.            Delivery of an executed signature page to this Supplement by the New Debtor by facsimile or other electronic transmission shall be as effective as delivery by the New Debtor of a manually executed copy of this Supplement by the New Debtor.

7.            This Supplement shall be governed by and construed in accordance with the laws of the Province of Ontario, and the federal laws of Canada applicable therein.

8.            This Supplement and the Security Agreement shall be binding upon the New Debtor and its successors. The New Debtor shall not assign its rights and obligations under this Supplement or the Security Agreement, or any of its rights or obligations in this Supplement or the Security Agreement.

Dated:	[MONTH] [DAY], [YEAR]

[NEW DEBTOR]

By:
Name:
Title:

SCHEDULE A

DEBTOR INFORMATION

Full legal name:

Prior names:

Predecessor companies:

Jurisdiction of incorporation or organization:

Address of chief executive office:

Jurisdictions in which tangible Personal Property is kept:

Description of all material Permits:

Subsidiaries of the New Debtor:

Instruments, Documents of Title and Chattel Paper of the New Debtor having a face amount, or pertaining to an asset with a fair market value of, in excess of Cdn.$100,000:

Pledged Certificated Securities:

Pledged Issuer	Securities Owned	% of issued and outstanding Securities of Pledged Issuer	Security Certificate Numbers	Security Certificate Location
[SUBCO]	[100 common shares]	[100%]	[C-1]	[Toronto]

Pledged Securities Accounts:

Pledged Securities Intermediary	Securities Account Number	Pledged Securities Intermediary’s Jurisdiction	Pledged Security Entitlements
[BROKERAGE HOUSE]	[NUMBER]	[Ontario]	[100 common shares of [COMPANY]]

Pledged Uncertificated Securities:

Pledged Issuer	Pledged Issuer’s Jurisdiction	Securities Owned	% of issued and outstanding Securities of Pledged Issuer
[LIMITED PARTNERSHIP]	[Ontario]	[100 limited partnership units]	[50% of all limited partnership interests]

Pledged Futures Accounts:

Pledged Futures Intermediary	Futures Account Number	Pledged Futures Intermediary’s Jurisdiction	Pledged Futures Contracts
[BROKERAGE HOUSE]	[NUMBER]	[Ontario]	[Brief description of Contract]

Registered trade-marks and applications for trademark registrations:

Country	Trade-mark	Application No.	Application Date	Registration No.	Registration Date	Licensed to or by Debtor
[Y/N]

Patents and patent applications:

Country	Title	Patent No.	Application Date	Date of Grant	Licensed to or by Debtor
[Y/N]

Copyright registrations and applications for copyright registrations:

Country	Work	Application No.	Application Date	Registration No.	Licensed to or by Debtor
[Y/N]

Industrial designs/registered designs and applications for registered designs:

Country	Design	Application No.	Application Date	Registration No.	Issue Date	Licensed to or by Debtor
[Y/N]